Exhibit 3.103

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHECKSMART FINANCIAL HOLDINGS CORP.

A STOCK CORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Checksmart Financial Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.             The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 25, 2006.

2.             The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Annex A attached hereto.

3.             This Amended and Restated Certificate of Incorporation has been duly adopted by the directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned authorized officer has executed this Amended and Restated Certificate of Incorporation of Checksmart Financial Holdings Corp. as of this 29th day April, 2011.

Checksmart Financial Holdings Corp.

By:
Name:	Bridgette C. Roman
Title:	Secretary

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHECKSMART FINANCIAL HOLDINGS CORP.

A STOCK CORPORATION

FIRST:  The name of the corporation (the “Corporation”) is:

Checksmart Financial Holdings Corp.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware  19801.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares that the Corporation has authority to issue is 100 shares of Common Stock, par value of $0.01 per share.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH:  To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH:  Each person who is or was or had agreed to become a director, officer, employee or agent of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article Seventh.  Any repeal or modification of this Article Seventh will not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise.  The Corporation may in its bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.